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                                                                      Exhibit 16


JAPAN OTC FUND

SCHEDULE 16 CALCULATIONS


COMMON SHARES

For the Year Ended October 31, 1997

     Return With Waivers:

             ((7,602-10,000)/10,000) = -23.98%

     Return Without Waivers:

             ((7,530-10,000)/10,000 = - -24.7%

For Inception (09/30/94) thru October 31, 1997

     Return With Waivers:

             ((6,717/10,000) 1/3.09041 -1) = -12.08%

     Return Without Waivers:

             ((6,543/10,000) 1/3.09041 - 1) = -12.82%



ADVISOR SHARES

For the Year Ended October 31, 1997

     Return With Waivers:

             ((7,538-10,000)/10,000) = -24.62%

     Return Without Waivers:

             ((7,314-10,000)/10,000) = - -26.86%

For Inception (09/30/94) thru October 31, 1997

     Return With Waivers:

             ((6,628/10,000) 1/3.09041 - 1) = -12.46%

     Return Without Waivers:

             ((6,295/10,000) 1/3.09041 -1) = -13.91%